Exhibit 10.1

May 17, 2022

By Hand

Mr. James Noone
EVP and Chief Credit Officer
FinWise Bank

Re:	Retention Bonus

Dear Jim:

We are writing to memorialize the terms of your Retention Bonus.

FinWise Bank (the “Bank”) and FinWise Bancorp (the “Company”) consider it to be in the best interests of the Bank and the Company to promote and preserve your employment with the Bank.  Accordingly, the Bank is pleased to offer you the opportunity to receive the Retention Bonus (as defined below), subject to the terms and conditions set forth herein.

1.          Retention Bonus. You will have the opportunity to receive a cash bonus of $520,000, less applicable deductions and withholdings (the “Retention Bonus”).  The Bank advanced you 50% of the Retention Bonus on April 1, 2022.   The remaining 50% of the Retention Bonus will have a measurement date on January 15, 2023 (the “Measurement Date”) with payment to be made in the next payroll cycle immediately following the Measurement date, subject to the terms and conditions set forth below.

2.          To receive the remaining 50% of the Retention Bonus, you must be actively employed by the Bank through the Measurement Date.

3.          At-Will Employment. Nothing in this letter agreement shall be construed to alter the at-will nature of your employment with the Bank. This means either you or the Bank can end your employment at any time, with or without cause and with or without notice.

4.          Integration Clause; Acknowledgement. This letter agreement contains the entire agreement between you and the Bank and Company relating to the Retention Bonus and supersedes any and all prior agreements and understandings related to the Retention Bonus.  This letter agreement cannot be changed or modified except by formal written instrument executed by you and the CEO of the Bank or another person authorized by the Board of Directors.

By signing below where indicated, you acknowledge and agree to the terms herein and that the Retention Bonus is entirely separate from your base compensation as well as from any performance bonus or severance to which you might otherwise be eligible.

756 East Winchester Street, Suite 100, Murray, Utah 84107

Mr. James Noone
May 17, 2022	Page 2

Sincerely,

/s/ Kent Landvatter

Kent Landvatter
President and CEO

ACKNOWLEDGED AND AGREED:

/s/ James Noone
James Noone
EVP and Chief Credit Officer

756 East Winchester Street, Suite 100, Murray, Utah 84107 – 801.501.7200
www.FinWiseBank.com